UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark A. Kowieski to Chief Financial Officer.

On May 22, 2024, the Board appointed Mr. Kowieski, age 47, as Chief Financial Officer ("CFO") of Evoke Pharma, Inc. (the "Company") effective May 22, 2024.

Mr. Kowieski has previously served as the Company’s Vice President of Finance since June 2022. Before working at the Company, Mr. Kowieski served as Vice President, Finance and Accounting of Evofem Biosciences, a biotechnology company, from May 2015 to May 2022. From December 2012 to May 2015, Mr. Kowieski served as Director of SEC Reporting and Budgets, and Director of Accounting Operations at Vital Therapies, Inc. Prior to this time, Mr. Kowieski served in a variety of financing and accounting roles in technology and life sciences companies with increasing responsibilities. Mr. Kowieski started his career at Arthur Anderson, where he worked from 2000 to 2002. Mr. Kowieski received his B.A. in Business Administration and an M.A. in Accountancy from University of Wisconsin, and he has been a Certified Public Accountant since 2004.

There are no arrangements or understandings between Mr. Kowieski and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Kowieski and any of the Company’s directors or executive officers. Mr. Kowieski has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Mr. Kowieski and the Company are parties to an employment agreement (the “Kowieski Employment Agreement”). The Kowieski Employment Agreement was effective as of June 13, 2022. Mr. Kowieski is eligible to receive an annual base salary of $390,000, with a target annual bonus opportunity of 40% of his base salary. Mr. Kowieski is eligible to participate in the Company’s health, retirement, expense reimbursement and other benefit plans.

Pursuant to the Kowieski Employment agreement, if we terminate Mr. Kowieski's employment without cause or Mr. Kowieski resigns for good reason, Mr. Kowieski is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to his monthly base salary as in effect immediately prior to the date of termination for a period of nine months; (3) to the extent such termination occurs within 12 months following a change in control, a lump sum cash payment in an amount equal to his bonus for the year in which the termination of his employment occurs, prorated for the period of his service during such year; and (4) continued healthcare benefits for a period of nine months. In the event Mr. Kowieski’s termination without cause or resignation for good reason occurs within three months prior to the occurrence of a change in control or within 12 months following a change in control, all of his outstanding unvested stock awards will accelerate and become fully vested on the later of (1) the date of termination or (2) the date of such change in control, and will remain exercisable for a period of twelve (12) months following his termination of employment (or, if later, the date of the change in control).

The foregoing summary of the Kowieski Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kowieski Employment Agreement. A copy of the Kowieski Employment Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Base Salary and Target Bonus Increase for Matthew J. D’Onofrio

In March 22, 2024, the Board approved an increase to the compensation of Matthew J. D’Onofrio, our Chief Executive Officer, increasing his base salary to $615,000 and his target annual bonus to 60% of his annual base salary. The other elements of Mr. D’Onofrio’s compensation remain the same.

Approval of Amendment and Restatement of Evoke Pharma, Inc. 2013 Equity Incentive Award Plan

The Company held its annual meeting of stockholders (the “Annual Meeting”) solely by means of remote communication through a live webcast on May 22, 2024, at 8:30 a.m., Pacific Time. At the Annual Meeting, the Company's stockholders approved the amendment and restatement of the Company’s 2013 Equity Incentive Award Plan (the “2013 Plan”). The amended and restated 2013 Plan is referred to herein as the “Restated Plan.” The Restated Plan increases the number of shares of common stock authorized for issuance under the 2013 Plan by 4,000,000 shares, to an aggregate of 5,395,301 shares. In addition, the Restated Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Restated Plan on January 1 of each year during the ten-year term of the Restated Plan, beginning on January 1, 2025. The annual increase in the number of shares is equal to the least of: (a) 6% of the Company’s outstanding capital stock on the last day of the immediately preceding calendar year; and (b) an amount determined by the Company’s board of directors (the “Board”). Notwithstanding the foregoing, the number of shares of common stock that may be issued or transferred pursuant to incentive stock options under the Restated Plan may not exceed an aggregate of 250,000,000 shares.

The Restated Plan authorizes the compensation committee of the Board (the “Compensation Committee”) to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock or cash. The Restated Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors. In addition, the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $400,000.

The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will expire in February 2034.

The terms and conditions of the Restated Plan are described in the section entitled “Proposal 6 - Approval of Amendment and Restatement of 2013 Equity Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2024. The Company’s directors and executive officers are eligible to participate in the Restated Plan. The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2024, the Company's stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares (the “Amendment”). In connection with the approval of the Amendment, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 24, 2024.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which are attached hereto as Exhibits 3.1, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting solely by means of remote communication through a live webcast on May 22, 2024, at 8:30 a.m., Pacific Time. There were represented at the Annual Meeting, by proxy, 5,694,603 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), out of a total number of 8,477,801 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

The following individuals, who were named as nominees in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s 2027 annual meeting of stockholders. Information on the vote relating to the director standing for election is set forth below:

Proposal 1. – Election of Class II Directors.

Nominee	For	Withheld	Broker Non-Votes
Mr. Cam L. Garner	2,002,022	1,235,636	2,456,945
Mr. Todd C. Brady, M.D., Ph.D.	1,883,425	1,354,233	2,456,945

Proposal 2. – Ratification of Appointment of BDO USA, P.C.

Proposal 2 was to ratify the appointment of BDO USA, P.C., an independent registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2024. The proposal was approved.

For	Against	Abstain
4,812,924	852,736	28,943

Proposal 3. – Advisory Vote on Executive Compensation.

Proposal 3 was to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
1,734,876	1,500,433	2,349	2,456,945

Proposal 4. – Amendment and Restatement of Amended and Restated Certificate of Incorporation.

Proposal 4 was to approve an increase to the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. The proposal was approved.

For	Against	Abstain
2,932,567	2,758,083	3,950

Proposal 5. – Grant the Board Authority to Effect a Reverse Stock Split of the Common Company's Common Stock Within One Year.

Proposal 5 was to grant authority to the Board to effect a reverse stock split of our outstanding common stock by amending our Amended and Restated Certificate of Incorporation within one year and within a range of not less than one-for-two and not more than one-for-twenty, if the board deems it within the Company’s best interests. The proposal was approved.

For	Against	Abstain
3,561,718	2,103,718	29,164

Proposal 6. – Amendment and Restatement of our 2013 Equity Incentive Award Plan.

Proposal 6 was to approve and increase in the number of shares available for issuance under our 2019 Equity Incentive Award Plan. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
1,720,068	1,512,008	5,582	2,456,945

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.

10.1

Evoke Pharma, Inc. Amended and Restated 2013 Equity Incentive Award Plan (incorporated by reference to Appendix C to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 10, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	May 28, 2024	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: Chief Executive Officer and Director